UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2016

ARATANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35952	38-3826477
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

11400 Tomahawk Creek Parkway, Suite 340, Leawood, KS	66211
(Address of principal executive offices)	(Zip Code)

(913) 353-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement

Collaboration, License, Development and Commercialization Agreement

On April 22, 2016, Aratana Therapeutics, Inc. (the “Company”) entered into a Collaboration, License, Development and Commercialization Agreement (the “Collaboration Agreement”) with Eli Lilly and Company, acting on behalf of its Elanco Animal Health Division (“Elanco”) pursuant to which the Company granted Elanco rights to develop, manufacture, market and commercialize the Company’s products based on licensed grapiprant rights and technology (the “Product”), including GALLIPRANT®  (grapiprant tablets), an FDA-approved therapeutic for the control of pain and inflammation associated with osteoarthritis in dogs.  Pursuant to the Collaboration Agreement, Elanco will have exclusive rights globally outside the United States and co-exclusive rights with the Company in the United States during the term of the Collaboration Agreement.

Under the terms of the Collaboration Agreement, Elanco has agreed to pay the Company an upfront payment of $45.0 million.  Elanco has also agreed to pay the Company a $4.0 million milestone related to European approval of Galliprant and a $4.0 million milestone related to the manufacturing of Galliprant and up to $75 million upon the achievement of certain sales milestones.  The sales milestone payments are subject to a one-third reduction for each year the occurrence of the milestone is not achieved beyond December 31, 2021, with any non-occurrence beyond December 31, 2023 cancelling out the applicable milestone payment obligation entirely.

The Collaboration Agreement also provides that Elanco will pay the Company royalty payments on a percentage of net sales in the mid-single to low-double digits.  In addition, the Company and Elanco have agreed to pay 25% and 75%, respectively, of all third-party development fees and expenses through December 31, 2018 in connection with preclinical and clinical trials necessary for any registration or regulatory approval of the Products (“Registration”), provided that the Company’s contribution to such development fees and expenses is capped at a mutually agreed amount.  The Company is responsible for all development activities required to obtain the first Registration for the Product for use in dogs in each of the European Union and the United States, and Elanco is responsible for all other development activities.

Commencing on the effective date of the Collaboration Agreement, the Company is responsible for the manufacture and supply of all of Elanco’s reasonable requirements of the Product.  However, Elanco retains the ability to assume all or a portion of the manufacturing responsibility during the term of the Collaboration Agreement. The parties have agreed under the Collaboration Agreement to negotiate and enter into a supply agreement formalizing the terms of supply of active product ingredients and/or finished Product by the Company to Elanco.

The term of the collaboration will continue throughout the development and commercialization of the product candidates, on a Product-by-Product and country-by-country basis, until the latest of (i) the date on which no valid claim of certain issued or granted patents specified in the Collaboration Agreement in the respective country exists,  (ii) the expiration of any regulatory exclusivity in such country covering such Product, and (iii) the tenth anniversary of the first commercial sale of such product in such country.

The Collaboration Agreement may be terminated by Elanco at any time upon 90 days’ written notice to the Company.  The Collaboration Agreement may also be terminated by either party (i) for the other party’s material breach, where such breach is not cured within the timeframe specified by the agreement, (ii) upon the bankruptcy, insolvency or dissolution of the other party, or (iii) for certain activities involving the challenge of certain patents licensed by the Company to Elanco.  Upon Elanco’s voluntary termination or termination for Elanco’s breach, among other things, (a) all licenses and rights granted to Elanco will terminate and revert to the Company, and (b) Elanco has agreed to assign to the Company all registrations and trademarks obtained in connection with the Product.  Upon termination for the Company’s breach, among other things, Elanco may elect to retain its rights to the licenses granted by the Company under the Collaboration Agreement subject to specified payment obligations.

Under the Collaboration Agreement, the Company is also responsible for defending against third party infringement claims against Elanco arising from certain uses of the Product, and for any damages incurred as a result of such claims.

Co-Promotion Agreement

On April 22, 2016, in connection with the Collaboration Agreement, the Company entered into a Co-Promotion Agreement (the “Co-Promotion Agreement”) with Elanco to co-promote the Product in the United States.

Under the terms of the Co-Promotion Agreement, Elanco has agreed to pay the Company, as a fee for services performed and expenses incurred by the Company under the Co-Promotion Agreement, (i) 25% of the gross margin on sales of Product sold in the United States under the Collaboration Agreement prior to December 31, 2018 (unless extended by mutual agreement), and (ii) a mid-single digit percentage of net sales of the Product in the United States after December 31, 2018 through 2028 (unless extended by mutual agreement).

The co-promotion of Product in the United States will be supervised and managed by a commercial coordination subcommittee composed of representatives from the Company and Elanco.  Among other things, the committee is responsible for determining the overall strategy for the marketing and promotion of Product in the United States.

The Co-Promotion Agreement expires on December 31, 2028 unless extended by mutual agreement.  The Company may terminate the Co-Promotion Agreement at will upon 90 days’ written notice to Elanco, Elanco may terminate the Co-Promotion Agreement in the event Elanco substantially stops marketing the Product, and either party may terminate the Co-Promotion Agreement upon the other party’s material breach, where such breach is not cured within the timeframe specified by the Co-Promotion Agreement.  In addition, the Co-Promotion Agreement provides that it will automatically terminate if the Collaboration Agreement is terminated early.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARATANA THERAPEUTICS, INC.

Date: April 25, 2016	By:	/s/ Steven St. Peter
Steven St. Peter, M.D.
President and Chief Executive Officer